UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 29, 2025

Linde plc
(Exact name of registrant as specified in its charter)

Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Riverview Dr. Danbury, Connecticut United States 06810	Forge 43 Church Street West Woking, Surrey GU21 6HT United Kingdom

(Address of principal executive offices) (Zip Code)

+44 1483 242200

(Registrant’s telephone numbers, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Linde plc Annual General Meeting of Shareholders was held on July 29, 2025 (the “AGM”), at which shareholders voted upon the items set forth below. The total number of shares that were present or represented by proxy at the Annual Meeting was 393,235,938 which was 83.53% of the shares outstanding and entitled to vote and which constituted a quorum. The final voting results of the items submitted to a vote of the shareholders are set forth below.

Proposal 1

The ten nominees for election as a director were elected to serve until the 2026 annual general meeting of shareholders and until his or her successor is elected and qualified. The vote results were as follows:

Director Nominees	Shares For	Shares Against	Shares Abstained	Broker Non-Votes	% of Votes Cast For
Stephen F. Angel	361,831,851	12,291,627	311,942	18,800,518	96.71%
Sanjiv Lamba	372,676,475	1,437,629	321,316	18,800,518	99.61%
Prof DDr. Ann-Kristin Achleitner	366,586,741	7,526,010	322,669	18,800,518	97.98%
Dr. Thomas Enders	370,254,026	3,319,679	861,715	18,800,518	99.11%
Hugh Grant	367,577,067	6,590,496	267,857	18,800,518	98.23%
Joe Kaeser	357,634,449	16,532,637	268,334	18,800,518	95.58%
Victoria E. Ossadnik	348,715,791	25,463,754	255,875	18,800,518	93.19%
Paula Rosput Reynolds	373,082,950	1,090,595	261,875	18,800,518	99.70%
Alberto Weisser	368,469,248	5,700,927	265,245	18,800,518	98.47%
Robert L. Wood	366,922,087	7,258,861	254,472	18,800,518	98.06%

Proposal 2a

Shareholders ratified, on an advisory and non-binding basis, the appointment of PricewaterhouseCoopers (“PWC”) as the independent auditor by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
363,226,295	28,671,074	1,338,569	N/A
(92.36% of votes cast)	(7.29% of votes cast)

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Proposal 2b

Shareholders approved the authorization of the Board, acting through the Audit Committee, to determine PWC’s remuneration by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
384,952,458	6,914,355	1,338,569	N/A
(97.89% of votes cast)	(1.76% of votes cast)

Proposal 3

Shareholders approved, on an advisory and non-binding basis, the compensation of Linde plc’s Named Executive Officers as disclosed in the 2025 proxy statement by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
352,025,829	21,998,013	411,578	18,800,518
(94.01% of votes cast)	(5.87% of votes cast)

Proposal 4

Shareholders approved, on an advisory and nonbinding basis, the frequency of holding future advisory shareholder votes on the compensation of Linde plc's Named Executive Officers as one (1) year.

1 Year	2 Years	3 Years	Shares Abstained	Broker Non-Votes
370,551,908	132,611	3,463,416	287,485	18,800,518
(98.96% of votes cast)	(0.04% of votes cast)	(0.92% of votes cast)

Proposal 5

Shareholders approved the proposal to determine the price range at which Linde plc can re-allot shares that it acquires as treasury shares under Irish law.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
391,532,709	868,351	834,878	N/A
(99.56% of votes cast)	(0.22% of votes cast)

Proposal 6

No vote is being reported for a shareholder proposal that requested an annual report regarding the alignment of Linde’s lobbying and trade association activities with the Linde’s 2050 climate neutrality ambition. Neither the shareholder proponent nor a representative attended the AGM to present the proposal as required, and therefore, the proposal was not acted upon by the shareholders.

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ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

By:	/s/ Guillermo Bichara
Name:	Guillermo Bichara
Title:	Chief Legal Officer

Date: August 1, 2025

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